UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 27, 2004

THE ELECTRIC NETWORK.COM INC.
(Exact name of registrant as specified in charter)

Nevada	000-28025	33-0860242
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

#1400-1500 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA,
CANADA V6G 2Z6
(Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code (604) 684-3027

#208-800 NORTH RAINBOW BOULEVARD LAS VEGAS, NEVADA 89107
(Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On January 27, 2004, Stephen G. Hanson, the President and a director of the Company sold 4,500,000 of the 4,990,000 shares registered in his name to Brad Rudover. The 4,500,000 shares represent approximately 23.9% of the issued and outstanding shares of the Company. The shares were sold to Mr. Rudover for $10,000 and the agreement of Mr. Rudover to assume Mr. Hanson’s management role with the Company.

In connection with the Share Purchase Agreement, the Board of Directors of the Company appointed Mr. Rudover as a director and as the Company’s President and Chief Executive Officer. Thereafter Mr. Hanson resigned from the Company’s Board of Directors.

Mr. Rudover intends to continue the Company’s business of developing and implementing an Internet marketplace where consumers and entrepreneurs can meet to buy, sell or exchange goods and services.

Mr. Rudover has served as President of Innovative I.B., a computer consulting business located in Bellingham, Washington since 1998. In addition, Mr. Rudover has served as a Logistics Manager with Davis Trading Ltd. in Vancouver since April 2003. Mr. Rudover was also a founder and director of Second Stage Ventures Inc., a Nevada corporation engaged in the business of providing online trivia games the shares of which are listed on the Over-the-Counter Bulletin Board operated by NASDR, Inc. under the symbol “SSVT”, until November 2003. Mr. Rudover holds a B.Sc. (Small Business Management) from Ferris State University in Big Rapids, Michigan.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not Applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired: Not Applicable.

(b) Pro forma financial information: Not Applicable.

(c) Exhibits: Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ELECTRIC NETWORK.COM INC.

Date: January 27, 2004	By:	/s/ Brad Rudover Brad Rudover President and Chief Executive Officer